Exhibit 10.2
FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made effective as of March 19, 2021 (“Effective Date”), by and between BELTWAY BUSINESS PARK WAREHOUSE NO. 1, LLC, a Nevada limited liability company (“Landlord”), and SWITCH, LTD., a Nevada limited liability company (“Tenant”).

RECITALS:

A.Landlord and Tenant are parties to that certain Standard Industrial Real Estate Lease, dated November 3, 2014 (“Lease”), covering a portion of the Building located at 7050 Lindell Road, Las Vegas, Nevada, and consisting of approximately 99,040 rentable square feet, and known as Suite 100 (the “Property”). Capitalized terms used and not otherwise defined in this First Amendment shall have the meanings ascribed to such terms in the Lease.

B.Landlord and Tenant desire to amend the Lease to extend the Lease Term, and otherwise, all as set forth below in this First Amendment.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1.Recitals. The above recitals are an integral part of the agreement and understanding of Landlord and Tenant and are incorporated into this First Amendment by this reference.

2.Specific Lease Amendments. As of the Effective Date of this First Amendment (unless otherwise specified below), the terms of the Lease are amended as follows:

a.Extension of Lease Term. The Lease Term is presently scheduled to expire on April 30, 2021. The Lease Term is hereby extended for a period commencing on May 1, 2021 (the “Extension Date”), and expiring on April 30, 2026 (the “Revised Lease Expiration Date”), unless sooner terminated under the terms of the Lease. Section 1.05 of the Lease is hereby amended accordingly. The period beginning on the Extension Date and ending on the Revised Lease Expiration Date is the “First Extension Term.” Given the First Extension Term, the first Option granted Tenant in Section 2.05 of the Lease is deemed exercised and is of no further force or effect, but Tenant may exercise the remaining second Option, subject to the terms of Section
2.05 of the Lease. The period commencing on the Extension Date and continuing through the Revised Lease Expiration Date is referred to below as the “First Extension Term.”

b.Revised Base Rent. Effective as of the Extension Date, and continuing through the First Extension Term, the monthly Base Rent for the Property shall be as follows (and Section 1.10(a) of the Lease is amended accordingly):

May 1, 2021 through April 30, 2023	$56,157.53
May 1, 2023 through April 30, 2025	$59,526.98
May 1, 2025 through April 30, 2026	$63,098.60

3.Omnibus Amendment. Any and all other terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in Section 2 above.

4.Tenant’s Acceptance of the Property. Landlord and Tenant acknowledge that Tenant has been occupying the Property pursuant to the Lease, and therefore Tenant continues to accept the Property in its presently existing “as is” condition, subject to the terms and conditions of the Lease. Tenant further acknowledges and agrees that Landlord has made no representation or warranty with regard to the condition of the Property or the suitability thereof for Tenant’s business, nor shall Landlord be obligated to provide or pay for any work or services related to the improvement of the Property.

5.Intentionally Omitted.

6.Tenant’s Representation and Warranty. As a condition to the effectiveness of this First Amendment, Tenant warrants and represents to Landlord that Tenant and all persons and entities (i) owning (directly or indirectly) an ownership interest in Tenant, (ii) whom or which are an assignee of Tenant’s interest in the Lease; or (iii) whom or which are a guarantor of Tenant’s obligations under the Lease: (x) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (y) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (z) are not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in clauses (x) or (y), above.

7.Effect of First Amendment. Except as expressly modified in this First Amendment, all of the terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms of the Lease and this First Amendment, this First Amendment shall control. All of the terms, conditions and covenants of the Lease shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns, to the extent that any such transfer of interest may be allowed under the terms of the Lease. This First Amendment shall not be effective and binding unless and until it is fully executed and delivered by Landlord and Tenant, whether such execution and delivery is accomplished by physical delivery or delivery by facsimile transmission or other electronic means. Each party hereby represents and warrants to the other that the person or entity signing this First Amendment on behalf of such party is duly authorized to execute and deliver this First Amendment and to legally bind the party on whose behalf this First Amendment is signed to all of the terms, covenants and conditions contained in this First Amendment. If any action is brought because of any breach of or to enforce or interpret any of the provisions of this First Amendment, the prevailing party in such action shall be entitled to recover from the other party those reasonable attorneys’ fees and other charges recoverable under the applicable provisions of the Lease.

8.Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Either party may deliver its signature to the other via facsimile or electronic transmission (such as in the form of a PDF), and any signature so delivered shall be binding on the delivering party.

9.Nondisclosure of Terms. Tenant acknowledges and agrees that the terms of this First Amendment are confidential and constitute proprietary information of Landlord. Tenant agrees that neither it nor its respective partners, officers, directors, employees, agents (including real estate brokers) and attorneys shall disclose the terms and conditions of this First Amendment to any public information source or to any other tenant or apparent prospective tenant of the Project, or to any real estate broker or agent, either directly or indirectly, without the prior written consent of Landlord.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first written above.

LANDLORD:

BELTWAY BUSINESS PARK WAREHOUSE NO. 1, LLC,
a Nevada limited liability company

By:    MAJESTIC BELTWAY WAREHOUSE BUILDINGS, LLC,
a Delaware limited liability company,
its Manager

By: MAJESTIC REALTY CO., a California corporation,
Manager’s Agent

By: /s/ Edward P. Roski, Jr.
Name: Edward P. Roski Jr.
Its: President and Chairman of the Board

By:
Name:
Its:

By:    THOMAS AND MACK BELTWAY, L.L.C.,
a Nevada limited liability company,
its Manager

By: /s/ Thomas A. Thomas
Name: Thomas A. Thomas
Its: Manager

TENANT:

SWITCH, LTD.,
a Nevada limited liability company

By: /s/ Thomas Morton
Name: Thomas Morton
Its: President

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